Exhibit 10.36

Tenant: Inovio Pharmaceuticals, Inc.
Premises: Suite 110, 660 W. Germantown Pike

LEASE
THIS LEASE ("Lease") entered into as of the 5th day of March, 2014, between BRANDYWINE OPERATING PARTNERSHIP, LP, a Delaware limited partnership ("Landlord"), and INOVIO PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").
WITNESSETH
In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:
1.SUMMARY OF DEFINED TERMS.
The following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:
(a)    "Building": The Building located at 660 W. Germantown Pike, Plymouth Meeting, Pennsylvania.
(b)    "Project": The Building, the land and all other improvements located at Plymouth Meeting Executive Campus.
(c)    "Premises": Suite No. 110, which the parties stipulate and agree is a 20,858 rentable square foot portion of the first (1st) floor of the Building shown on the space plan attached hereto as Exhibit "A" and made a part hereof.
(d)    “Commencement Date”: The date that is the earlier of: (i) when Tenant, with Landlord's prior consent, assumes possession of the Premises for its Permitted Uses (as hereinafter defined); or (ii) the Landlord’s Work has been Substantially Completed (as defined in Exhibit “E” attached hereto).
(e)    "Term": Commencing on the Commencement Date for a period ending on the last day of the calendar month that is One Hundred Thirty Eight (138) months thereafter.
(f)    “Expiration Date”: The last day of the Term.
(g)    "Fixed Rent":

TIME PERIOD	RENT PER R.S.F.	MONTHLY INSTALLMENTS	ANNUALIZED FIXED RENT
Abatement Period	$0.00	$0.00	$0.00
Fixed Rent Start Date – end of Rent Year 1	$28.00	$48,668.67	$584,024.00
Rent Year 2	$28.56	$49,642.04	$595,704.48
Rent Year 3	$29.13	$50,634.88	$607,618.57
Rent Year 4	$29.71	$51,647.58	$619,770.94
Rent Year 5	$30.31	$52,680.53	$632,166.36
Rent Year 6	$30.91	$53,734.14	$644,809.69
Rent Year 7	$31.53	$54,808.82	$657,705.88
Rent Year 8	$32.16	$55,905.00	$670,860.00
Rent Year 9	$32.81	$57,023.10	$684,277.20
Rent Year 10 – Expiration Date	$33.46	$58,163.56	$697,962.74

(h)    “Rent Year” means, with respect to the first (1st) Rent Year, the period that begins on the Fixed Rent Start Date and ends on the last day of the calendar month preceding the month in which the first (1st) anniversary of the Commencement Date occurs; thereafter each succeeding Rent Year shall commence on the day following the end of the preceding Rent Year and shall extend for twelve (12) consecutive months; provided, however, the final Rent Year shall expire on the Expiration Date. If the Commencement Date is not the first day of a calendar month, then the Fixed Rent due for the partial month commencing on the Commencement Date shall be prorated based on the number of days in such month.
(i)    “Abatement Period” shall mean the period that begins on the Commencement Date and ends on the day immediately prior to the eighteenth (18th)-month anniversary of the Commencement Date. Notwithstanding the foregoing, if at any time during the Term an Event of Default (as hereinafter defined) occurs, then the Abatement Period shall immediately become void, and the monthly Fixed Rent due for the Abatement Period shall equal the amount of Fixed Rent due immediately following the Fixed Rent Start Date. Notwithstanding anything to the contrary, during the Abatement Period, Tenant shall pay to Landlord: (i) Tenant’s Share of Janitorial Expenses; (ii) all utilities as set forth in Section 5 hereof and (iii) all other amounts due under this Lease (excluding, however, all Operating Expenses and Fixed Rent).
(j)    “Fixed Rent Start Date” shall mean the day immediately following the end of the Abatement Period.
(k)    "Security Deposit": $48,668.67.
(l)    “Estimated Occupancy Date": June 16, 2014.
(m)    "Tenant's Share": 13.51%;
(n)    “Base Year”: 2014.
(o)    “Rentable Area":         Premises 20,858 ft.
Building 154,392 ft.
(p)    "Permitted Uses": Tenant's use of the Premises shall be limited to general office use and storage incidental thereto. Tenant's rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building.
(q)    "Broker” Skyline Commercial Real Estate

(r)    "Notice Address/Contact"

If to Tenant prior to the Commencement Date: 1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, PA 19422 Attn:Thomas S. Kim Phone:(267) 440-4203 E-mail:tkim@inovio.com	with a copy to: Inovio Pharmaceuticals, Inc. 10480 Wateridge Circle San Diego, CA 92121 Attn: Peter Kies, CFO Phone:(858) 410-3108 E-mail:pkies@inovio.com
If to Tenant after the Commencement Date: 660 W. Germantown Pike, Suite 110 Plymouth Meeting, PA 19462 Attn: Thomas S. Kim Phone: :(267) 440-4203 E-mail: tkim@inovio.com	with a copy to: Inovio Pharmaceuticals, Inc. 10480 Wateridge Circle San Diego, CA 92121 Attn: Peter Kies, CFO Phone: :(858) 410-3108 E-mail: pkies@inovio.com
and to Landlord: Brandywine Operating Partnership, L.P. 555 East Lancaster Ave., Suite 100 Radnor, PA 19087 Attn: Jeff DeVuono Phone No. 610-325-5600 E-mail: jeff.devuono@bdnreit.com	with a copy to: Brandywine Realty Trust 555 East Lancaster Ave. Suite 100 Radnor, PA 19087 Attn: Brad A. Molotsky Phone No. 610-325-5600 E-mail: Legal.Notices@bdnreit.com

(s)    "Tenant's North American Industry Classification Number": 3841
(t)    “Additional Rent”: All sums of money or charges required to be paid by Tenant under this Lease other than Fixed Rent, whether or not such sums or charges are designated as “Additional Rent”.
(u)    “Rent”: All monthly installments of Annual Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.
2.    PREMISES.
(a)    Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein.
(b)    Landlord shall cause to be constructed the Landlord’s Work (as defined in Exhibit “E”), as set forth in Exhibit “E” attached hereto
3.    TERM.
(a)    The Term of this Lease shall commence ("Commencement Date") on the date which is the earlier of: (i) when Tenant, with Landlord's prior consent, assumes possession of the Premises for its Permitted Uses (as hereinafter defined); or (ii) the Premises has been Substantially Completed (as hereinafter defined). The Term shall expire on the last day of the calendar month that is One Hundred Thirty-Eight (138) months after the Commencement Date. The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (“COLT”) in the form attached hereto as Exhibit "B". If Tenant fails to execute or object to the COLT within ten (10) business days after its delivery, Landlord’s determination of such dates shall be deemed accepted.

(b)    Upon notification by Landlord, Landlord and Tenant shall schedule a pre-occupancy inspection of the Premises which inspection shall occur in or around the time that Landlord's Work is Substantially Completed and at which time a punchlist of outstanding items, if any, shall be completed. Within thirty (30) days thereafter, Landlord shall complete the punchlist items to Tenant’s reasonable satisfaction.
(c)    In the event that the Premises are not ready for Tenant's occupancy at the time herein fixed for the beginning of the Term of this Lease, because of any alterations or construction now or hereafter being carried on either to the Premises or the Building (unless such alterations are being done by Tenant or Tenant's contractor, in which case there shall be no suspension or proration of rental or other sums), or because of any restrictions, limitations or delays caused by government regulations or governmental agencies, this Lease and the Term hereof shall not be affected thereby, nor shall Tenant be entitled to make any claim for or receive any damages whatsoever from Landlord; provided, however, no rent or other sums herein provided to be paid by Tenant shall become due until the Premises are Substantially Completed and deemed by Landlord to be ready for Tenant's occupancy, and until that time, the rent and other sums due hereunder shall be suspended.
4.    FIXED RENT; SECURITY DEPOSIT.
(a)    Commencing on the Fixed Rent Start Date, Tenant shall pay to Landlord without notice or demand, and without set-off, deduction or counterclaim the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Section 1, in advance on the first day of each calendar month during the Term by (i) check payable to Landlord, sent to Brandywine Operating Partnership, LP, P.O. Box 11951, Newark, NJ 07101-4951; (ii) electronic fund transfer through the Automated Clearing House network or similar system designated by Landlord, to the extent available (“ACH”) or (iii) wire transfer of immediately available funds to the account at Wells Fargo Bank, account no. 2030000359075 ABA # 121000248 and Tenant shall notify Landlord of each such wire transfer by facsimile to 610-325-5622 (or such other facsimile number provided by Landlord to Tenant). All payments must include the following information: Building #586 and Lease #_____. The Lease # will be provided to Tenant in the COLT. The first full month's installment of Fixed Rent and the Security Deposit shall be paid to Landlord upon the execution of this Lease by Tenant.
(b)    In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord when due, Tenant shall also pay as Additional Rent a service and handling charge equal to five percent (5%) of the total payment then due. The aforesaid late fee shall begin to accrue on the initial date of a payment due date, irrespective of any grace period granted hereunder. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any Event of Default by Tenant. Notwithstanding anything herein to the contrary, upon Tenant’s written request, Landlord agrees to waive the above referenced late fee one (1) time during any twelve (12) consecutive months of the Term or extensions thereto.
(c)    Tenant shall be required to pay the Security Deposit (“Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. No interest shall be paid to Tenant on the Collateral, and Landlord shall have the right to commingle the Collateral with other Security Deposits held by Landlord. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in this Lease. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount. In addition to the foregoing, if Tenant defaults (irrespective of the fact that Tenant cured such default) more than once in its performance of a monetary obligation and such monetary defaults aggregate in excess of $20,000 under this Lease, Landlord may require Tenant to increase the Collateral to the greater of twice the (i) Fixed Rent paid monthly, or (ii) the initial amount of the Collateral.

(d)    Provided Tenant shall have fully complied with all of the provisions of this Lease, including payment of its Rent obligations, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days following the later of expiration of the Term or satisfaction of the conditions. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. Upon the return of the Collateral, or the remaining balance thereof, to the original Tenant or any successor to the original Tenant, Landlord shall be completely relieved of liability with respect to the Collateral.
(e)    In the event of a transfer of the Project or the Building, Landlord shall have the right to transfer the Collateral to the transferee and Landlord shall thereupon be released by Tenant from all liability for the return of such Collateral. Upon the assumption of such Collateral by the transferee, Tenant agrees to look solely to the new landlord for the return of said Collateral, and the provisions hereof apply to every transfer or assignment made of the Collateral to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Collateral and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.
5.    ADDITIONAL RENT.
(a)    Commencing on the Fixed Rent Start Date, and in each calendar year thereafter during the Term (as same may be extended), Tenant shall pay to Landlord Tenant’s Share of Operating Expenses and Taxes (both as hereinafter defined) (collectively, “Recognized Expenses”), without deduction or set off, to the extent such Recognized Expenses exceed the Recognized Expenses in the Base Year.
(b)    Certain Definitions.
(i)Operating Expenses. All costs and expenses related to the Project incurred by Landlord, including, but not limited to:
(A)All costs and expenses related to the operation of the Building and Project, including, but not limited to, cleaning the Building exterior and common areas of the Building interior, trash removal and recycling, repairs and maintenance of the roof and storm water management system, policing and regulating traffic to and from the Project, fire suppression and alarm systems, concierge services for the Building, removing snow, ice and debris and maintaining all landscape areas, (including replacing and replanting flowers, shrubbery and trees), maintaining and repairing all other exterior improvements on the Project, all repairs and compliance costs necessitated by laws enacted or which become effective after the date hereof (including, without limitation, any additional regulations or requirements enacted after the date hereof regarding the Americans With Disabilities Act (as such applies to the Project or common areas but not to any individual tenant’s space), if applicable) required of Landlord under applicable laws and rules and regulations;
(B)All costs and expenses incurred by Landlord for environmental testing, sampling or monitoring required by statute, regulation or order of governmental authority, except any costs or expenses incurred in conjunction with the spilling or depositing of any hazardous substance for which any person or other tenant is legally liable and Landlord is reimbursed for by such other person;
(C)Any other expense or charge (including reasonably allocated general and administrative charges) which would typically be considered an expense of maintaining, operating or repairing the Project under generally accepted accounting principles;
(D)Management fee not to exceed three percent (3%) of Rent. It is expressly understood that legal fees incurred in an action against an individual tenant shall not be deemed includable as a component of Operating Expenses pursuant to this provision;
(E)Capital expenditures and capital repairs and replacements shall be included as a component of Operating Expenses solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles;
(F)All insurance premiums and deductibles paid or payable by Landlord for insurance with respect to the Project as follows: (I) fire and extended coverage insurance (including demolition and debris removal); (II) insurance against Tenant defaults, Landlord's rental loss or abatement (but not including business interruption coverage on behalf of Tenant), from damage or destruction from environmental hazards, fire or other casualty; (III) Landlord's commercial general liability insurance (including bodily injury and property damage) and boiler insurance; and (IV) such other insurance as Landlord or any reputable mortgage lending institution holding a mortgage on the Building may require. If the coverage period of any of such insurance obtained by Landlord commences before or extends beyond the Term, the premium therefor shall be prorated to the Term. Should Tenant's occupancy or use of the Premises at any time change and thereby cause an increase in such insurance premiums on the Premises, Building and/or Project, Tenant shall pay to Landlord the entire amount of such reasonably documented increase.
(ii) Notwithstanding the foregoing, the term "Operating Expenses" shall not include any of the following:
(A)Repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain to the extent of insurance proceeds or condemnation awards received therefor;
(B)Leasing commissions, accountants', consultants', auditors’ or attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord's title to or interest in the real property or any part thereof;
(C)Costs incurred by Landlord in connection with the construction of the Building or Premises and related facilities, the correction of latent defects in the construction of the Building or the discharge of Landlord's Work;
(D)Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;
(E)Depreciation and amortization;
(F)Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;
(G)Overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser;
(H)Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;
(I)Ground rents or rentals payable by Landlord pursuant to any over-lease;
(J)Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
(K)Costs incurred in managing or operating any "pay for" parking facilities within the Project;
(L)Expenses resulting from the gross negligence or willful misconduct of Landlord;
(M)Any fines or fees for Landlord's failure to comply with governmental, quasi-governmental, or regulatory agencies' rules and regulations;
(N)Legal, accounting and other expenses related to Landlord’s financing, re-financing, mortgaging or selling the Building or the Project;
(O)Taxes;

(P)Costs for sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building;
(Q)Cost of any political, charitable or civic contribution or donation; and (R) Costs that are capital in nature except as provided in subsection 5(b)(i)(E) hereof.
(iii)Taxes. Taxes shall be defined as all taxes, assessments and other governmental charges ("Taxes"), including special assessments for public improvements or traffic districts which are levied or assessed against the Project (or any portion thereof) during the Term or with respect to the ownership of the Project (or any portion thereof) or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.
(c)    Tenant shall pay, in monthly installments in advance, on account of Tenant's Share of Recognized Expenses, the estimated amount of the increase of such Recognized Expenses and Taxes for such year in excess of the Base Year as determined by Landlord in its reasonable discretion and as set forth in a notice to Tenant, such notice to include the basis for such calculation. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a "Lease Year"), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses and Taxes in excess of the Base Year and shall indicate what Tenant's Share of Recognized Expenses and Taxes shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year. The Base Year shall be adjusted to adjust for average and reasonable allowance for on-going repairs and maintenance and if the Taxes for the Base Year are not based on the full assessed value as per the taxing authority, then the Taxes for the Base Year shall be adjusted to reflect the full assessed value per the taxing authority, and to exclude from the Base Year "extraordinary items" of Taxes or Operating Expenses incurred in such calendar year. For purposes of this subparagraph, extraordinary items shall mean either (X) cost increases or decreases over the prior calendar year of eleven and one quarter percent (11.25%) or more with respect to certain on-going line items of the Operating Expenses, or (Y) items which increase Landlord’s total Operating Expenses and such items have not been included in the determination of Operating Expenses by the Landlord (or the Landlord’s predecessor in interest) for the prior three years of operating the Building. To the extent that any Recognized Expenses are incurred by Landlord (or Landlord’s affiliate(s)) for multiple buildings within the Project, the share allocated to the Building, shall be the Project Share of the applicable Recognized Expenses. For purposes hereof, “Project Share” shall be a fraction, the numerator of which is the rentable square footage of the Building and the denominator of which is the rentable square footage of the office buildings sharing such expenses within the Project.
(d)    If during the course of any Lease Year, Landlord shall have reason to believe that the Recognized Expenses shall be different than that upon which the aforesaid projections were originally based, then Landlord, one time in any calendar year, shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, and to advise Tenant of an adjustment in future monthly amounts to the end result that the Recognized Expenses shall be collected on a reasonably current basis each Lease Year.
(e)    In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenants, then the Recognized Expenses attributable to the Property shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five percent (95%) throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses depend on occupancy (e.g., janitorial) and certain expenses do not (e.g., landscaping)). Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared only by tenants actually receiving the benefits thereof. The Base Year Operating Expenses shall be grossed up to reflect ninety-five percent (95%) Building occupancy to the extent it is not.
(f)    For purposes of calculating Tenant’s Share of any increases in Controllable Operating Expenses (as defined below) as compared against the Base Year, the total Controllable Operating Expenses for each year subsequent to the Base Year shall not exceed the applicable Cap Amount (as defined below) for the applicable subsequent year. The “Cap Amount” for each subsequent year shall be equal to the Controllable Operating Expenses for the Base Year, increased on a compounded basis by four percent (4%) annually (i.e., the Cap Amount for the first (1st) subsequent year shall be equal to 1.04 multiplied by the Base Year Controllable Operating Expenses, the Cap Amount for the second (2nd) subsequent year shall be equal to (1.04 x 1.04) multiplied by the Base Year Controllable Operating Expenses and so on, throughout the Term). The cap on Controllable Operating Expenses set forth herein shall also be calculated on a cumulative basis so that if in any year subsequent to the Base Year, the Controllable Operating Expenses exceed the applicable Cap Amount (a “Deferred Amount”), the Deferred Amount(s) shall be carried over to the following year(s) and will be charged to Tenant in the following year(s) to the extent Controllable Operating Expenses are less than the Cap Amount for the year(s) in question. “Controllable Operating Expenses” are Operating Expenses that are within Landlord’s reasonable control to reduce, in a material sense, through the bidding of services or through other reasonable and prudent cost control measures that do not result in a perceptible decrease in the quality of the items or services to which such item of Operating Expenses pertain; (for example, landscaping, common area maintenance and professional fees, but, not including, any of the following: utility costs, Taxes (as defined), snow and ice removal, parking lot paving and striping, insurance, other costs resulting from an event of force majeure, unionization costs, and costs resulting from a change in law occurring after the date of this Lease).
(g)    By April 30th of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant a statement of actual expenses incurred for Recognized Expenses for the prior Lease Year showing the Tenant’s Share due from Tenant. Landlord shall use its reasonable efforts to provide Tenant with the aforesaid statements on or before April 30 of each Lease Year; provided, however, if Landlord is unable to provide such statements by April 30, Landlord shall not have been deemed to waive its right to collect any such amounts as Additional Rent. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt.
(h)    Each of the Operating Expenses and Tax amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies in the Lease therefor as well as at law or in equity. All Operating Expenses shall be charged at standard rates from the applicable service provider, unless Landlord receives a reduction on account of volume discounts or preferred vendor rates applicable to Landlord, in which case such reduced rates shall apply.
(i)    If this Lease terminates other than at the end of a calendar year, Landlord's annual estimate of Recognized Expenses shall be accepted by the parties as the actual Recognized Expenses for the year the Lease ends until Landlord provides Tenant with actual statements in accordance with subsection 5(g) above.
6.    UTILITY CHARGES.
(a)    Notwithstanding anything in this Lease to the contrary, Tenant shall pay to Landlord, as Additional Rent all charges incurred by Landlord, or its agent, for water, sewer, gas and electricity, (1) such charges for the Premises shall be based upon Tenant's Share of the Building or the specific submeter for the Premises for such utility, and (2) such charges for the Building common areas shall be based on Tenant’s Share of the Building. The aforesaid utility charges shall commence upon the Commencement Date. Landlord shall have the right to estimate the utility charge but shall be required to reconcile on an annual basis based on invoices received for such period. Landlord shall not be liable for any interruption or delay in electric or any other utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord or its agents. Landlord shall have the right to change the electric and other utility provider to the Project or Building at any time. Landlord is hereby authorized to request, on behalf of Tenant, Tenant’s electric consumption data from the applicable utility provider.
(b)    If any utility service to the Premises that Landlord is required to provide hereunder is interrupted due to the negligence or willful misconduct of Landlord (collectively, “Service Interruption”) and such Service Interruption causes all or a material portion of the Premises to be unusable (“Affected Space”) for a period of three (3) or more consecutive business days after written notice thereof has been given by Tenant to Landlord (“Interruption Notice”), then, provided that Tenant has actually ceased all of its operations in the Affected Space for the conduct of its business, Fixed Rent shall abate in the proportion that the rentable square footage of the Affected Space bears to the rentable square footage of the Premises, which abatement shall commence on the fourth (4th) and expire on the earlier of Tenant’s re-commencement of operations in the Affected Space or the date that the Service Interruption is remedied. Notwithstanding the foregoing, Tenant shall not be entitled to abatement or any other remedy to the extent that the Service Interruption is caused in whole or in part by the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, agents, representatives or invitees, or Tenant’s failure to comply with its obligations under the Lease. Tenant agrees that the rental abatement described herein shall be Tenant’s sole remedy in the event of a Service Interruption and Tenant hereby waives any other rights against Landlord in connection therewith. During the Term, Tenant shall maintain, at Tenant’s sole cost and expense, commercially reasonable business interruption insurance.
(c)    Except for reasons outside of Landlord’s control, Landlord shall provide: (i) Premises heat and air-conditioning ("HVAC") service in the respective seasons during the hours of 8:00 a.m. to 6:00 p.m. on weekdays, excluding Building holidays ("Business Hours") (HVAC service to the Premises on Saturdays shall be provided only upon Tenant’s prior written request to Landlord); (ii) Premises electricity for lighting and standard office equipment typically found in office buildings in the market in which the Project is located; and (iii) water and sewer service to the extent typically provided by landlords of office buildings in the market in which the Project is located. Notwithstanding anything herein to the contrary, if Landlord reasonably determines that Tenant's use of electricity is excessive, Tenant agrees to pay for the installation of a separate electric meter to measure electrical usage in excess of normal office use and to pay Landlord for all such excess electricity registered in such submeter.
7.    SIGNS; USE OF PREMISES AND COMMON AREAS.
(a)    Landlord shall provide the original Tenant, hereinabove named, with standard identification signage on all Building directories and at the entrance to the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project.
(b)    Tenant shall have the non-exclusive right to cause Landlord, exercisable by the delivery of written notice from Tenant to Landlord, to install a panel sign (“Panel”) on the existing monument sign of the Building (“Monument Sign), subject to satisfaction of all of the following terms and conditions: (i) the size and location and Tenant’s specifications and design of the Panel shall be subject to Landlord’s prior written consent and shall be generally consistent with the aesthetic standards of the Building; (ii) Landlord shall obtain the Panel on Tenant’s behalf, at Landlord’s expense; (iii) Landlord shall install the Panel, at Landlord’s expense; (iv) Landlord shall maintain and repair the Monument Sign, the cost of which shall be included in Operating Expenses; (v) if the Monument Sign is illuminated, the costs therefor shall be included in Operating Expenses; (vi) if the Panel requires replacement due to changes to the Panel requested by Tenant, such replacement shall be at Tenant’s sole cost and expense; (vii) if the square footage of the Premises is reduced by agreement of the parties hereto or Tenant otherwise commits an Event of Default and such default is not cured within the time period provided under any of the terms and conditions of the Lease, Tenant shall forfeit Tenant’s Panel on the Monument Sign; and (viii) upon the expiration or earlier termination of the Lease, Landlord shall remove and discard such Panel, at Landlord’s sole expense and expense. Tenant acknowledges that, with respect to (i) above, Landlord’s determination and selections of the size, location, specifications and design of the Panel may take into account the necessity to reserve or reallocate space for exterior signage for existing and future tenants of the Building. The provisions of this section are personal to the original-named Tenant and any Affiliate of the original-named Tenant.
(c)    Tenant may use and occupy the Premises only for the express and limited purposes stated in Section 1 above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord; provided that Tenant's right to so use and occupy the Premises shall remain expressly subject to the provisions of "Governmental Regulations", Section 22 herein. No machinery or equipment shall be permitted that shall cause vibration, noise or disturbance beyond the Premises.
(d)    Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators therein, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant's sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.
(e)    Tenant shall not install in or for the Premises, without Landlord’s prior written approval, any equipment which requires more electric current than Landlord is required to provide under this Lease, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of Building common areas (interior and exterior) and the requirements of other tenants of the Building, Tenant and shall not in any event connect a greater load than such safe capacity.
(f)    Tenant shall not commit or suffer any waste upon the Premises, Building or Project or any nuisance, or do any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project.
(g)    Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building. Tenant shall also have the right, in common with other tenants of the Building and Landlord, to use the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors, incident to Tenant's Permitted Uses of the Premises; provided that Landlord shall have the right to restrict or limit Tenant's utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on a proportionate basis or assign parking spaces among Tenant and the other tenants of the Building. Landlord shall provide Tenant one (1) reserved parking space in a mutually agreed to location within the general parking area of the Building. As part of the Landlord’s Work, Landlord, at Landlord’s expense, shall cause such reserved parking space to be served by an electric charging system consistent with the specifications set forth in Exhibit “F” attached hereto. Landlord shall maintain such electric charging system during the Term of the Lease, at Landlord's expense.
8.    ENVIRONMENTAL MATTERS.
(a)    Hazardous Substances.
(i)Tenant shall not, except as provided in subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto ("CERCLA"); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an “Applicable Environmental Law”).
(ii)Tenant may bring to and use at the Premises hazardous substances incidental to its normal business operations under the NAI Code classification referenced in Section 1 above in the quantities reasonably required for Tenant’s normal business in accordance with Applicable Environmental Laws. Tenant shall store and handle such substances in strict accordance with Applicable Environmental Laws. From time to time promptly following a request by Landlord, Tenant shall provide Landlord with documents identifying the hazardous substances stored or used by Tenant on the Premises and describing the chemical properties of such substances and such other information reasonably requested by Landlord or Tenant. Prior to the expiration or sooner termination of this Lease, Tenant shall remove all hazardous substances from the Premises and shall, if applicable and reasonably requested by Landlord given the Permitted Uses of the Premises, provide Landlord with an inspection report from an independent environmental engineer certifying that the Premises and the land surrounding the Premises are free of contamination from hazardous substances and hazardous wastes. The provisions of this paragraph shall be personal to Tenant and, in the event Tenant ceases to occupy the Premises, Landlord’s approval to store and use hazardous substances shall automatically terminate.

(iii)Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s, consultant’s and expert’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from Tenant’s storage and use of hazardous substances on the Premises including, without limitation, any and all costs incurred by Landlord because of any investigation of the Project or any cleanup, removal or restoration of the Project to remove or remediate hazardous or hazardous wastes deposited by Tenant. Without limitation of the foregoing, if Tenant, its officers, employees, agents, contractors, licensees or invitees cause contamination of the Premises by any hazardous substances, Tenant shall promptly at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to such contamination, or in the alternative take such other remedial steps as may be required by law or recommended by Landlord’s environmental consultant.
(b)    NAI Numbers.
(i)Tenant represents and warrants that Tenant's NAI number as designated in the North American Industry Classification System Manual prepared by the Office of Management and Budget, and as set forth in Section 1 hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Section 1(p).
(ii)Except as provided in Section 8(a)(ii), Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of “hazardous substances” or “hazardous waste” as such terms are defined under any Applicable Environmental Law. Tenant further covenants that it will not cause or permit to exist any “release” or “discharge” (as such term is defined under Applicable Environmental Laws) on or about the Premises.
(iii)Tenant shall, at its expense, comply with all requirements of Applicable Environmental Laws pertaining to Tenant.
(iv)In addition, upon written notice of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Buildings. Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, responses to questions, applications or other filings required by Landlord and related to Tenant’s activities at the Premises, (2) allow inspections and testing of the Premises during normal business hours, and (3) as respects the Premises, perform any requirement reasonably required by Landlord necessary for the receipt of approvals under Applicable Environmental Laws, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant’s violation of this Section.
(c)    Additional Terms.
(i)In the event of Tenant’s failure to comply in full with this Section, Landlord may, after written notice to Tenant and Tenant’s failure to cure within thirty (30) days of its receipt of such notice, at Landlord’s option, perform any and all of Tenant’s obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right will be deemed to be Additional Rent payable on demand and with interest at the Default Rate.
(ii)The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees.
(d)    Survival. This Section shall survive the expiration or sooner termination of this Lease.
9.    TENANT'S ALTERATIONS.
(a)    Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, "Alterations") of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Alterations shall, at Landlord's option, be done by Landlord at Tenant's sole cost and expense. Landlord's consent shall not be required for (i) the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Building or (ii) minor work, including decorations, which does not require disturbance of any structural elements or systems (other than attachment thereto)

within the Building and which costs in the aggregate less than $50,000. If no approval is required or if Landlord approves Tenant's Alterations and agrees to permit Tenant's contractors to do the work, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) a duplicate or original policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (b) statutory workman's compensation insurance, and (c) employer's liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be in amounts and with companies satisfactory to Landlord); (ii) construction documents prepared and sealed by a registered Pennsylvania architect if such alteration causes the aggregate of all Alterations to be in excess of $50,000; and (iii) all applicable building permits required by law. In connection with all Alterations involving Landlord's approval, Landlord shall be entitled to collect a construction management fee equal to 2% of the cost of the Alteration in connection with Landlord’s services in supervising and review of such Alternations. Any approval by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant's work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.
(b)    All Alterations (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property upon installation and shall remain on the Premises without compensation to Tenant unless Landlord provides written notice to Tenant prior to commencement of such Alterations if possible to remove same at the expiration of the Lease, in which event Tenant shall promptly remove such Alterations and restore the Premises to good order and condition. At Lease termination, all furniture, movable trade fixtures and equipment (including telephone, security and communication equipment system wiring and cabling) shall, at Landlord’s option, be removed by Tenant and shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. If Tenant fails to remove any items required to be removed pursuant to this Section, Landlord may do so and the reasonable costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) business days of Tenant’s receipt of an invoice therefor from Landlord.
(c)    Construction Liens. Tenant will not suffer or permit any contractor's, subcontractor's or supplier's lien (a "Construction Lien") to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within ten (10) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord's costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate. Nothing in this Lease, or in any consent to the making of alterations or improvements shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of 49 P.S. §§ 1101-1902, as amended, or under the Contractor and Subcontractor Payment Act or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.
10.    ASSIGNMENT AND SUBLETTING.
(a)    Subject to satisfaction of the remaining subsections of this Section and except as expressly permitted pursuant to this Section, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign, transfer or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Subject to subparagraph 10(k) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.
(b)    If at any time, or from time to time during the Term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the effective date of the proposed assignment or sublease, the square footage to be subleased, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant within twenty-five (25) days next following Landlord’s receipt of Tenant’s notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises if Tenant is proposing to sublet or assign all of the Premises, or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured.
(c)    If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof provided Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all Lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease. In the event of a sublease of less than all of the Premises, the cost of erecting any required demising walls, entrances and entrance corridors, and any other or further improvements required in connection therewith, including without limitation, modifications to HVAC, electrical, plumbing, fire, life safety and security systems (if any), painting, wallpapering and other finish items as may be reasonably acceptable to or specified by Landlord, all of which improvements shall be made in accordance with applicable legal requirements and Landlord’s then-standard base building specifications, shall be performed by Landlord’s contractors, and shall be shared 50% by Tenant and 50% by Landlord. Upon the completion of any recapture and termination as provided herein, Tenant’s Fixed Rent, Recognized Expenses and other monetary obligations hereunder shall be adjusted pro-rata based upon the reduced rentable square footage then comprising the Premises.
(d)    If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), then Tenant may proceed to market the designated space and may, subject to Landlord’s approval of the proposed assignee or subtenant, complete such transaction and execute an assignment of this Lease or a sublease agreement within a period of nine (9) months next following Landlord’s notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld, conditioned or delayed. If, however, Tenant shall not have timely assigned this Lease or sublet the Premises as aforesaid, then in such event, Tenant shall again be required to request Landlord’s consent to the proposed transaction, whereupon Landlord’s right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above, provided that Landlord shall only be allowed ten (10) days following its receipt of notice to elect to recapture the Premises or subject portion thereof.
(e)    When Tenant has identified a prospect, Tenant shall request approval of the proposed assignee or subtenant by providing to Landlord a written statement including the name, address and contact party for the proposed assignee or subtenant, a description of such party’s business history, reasonable financial information as Landlord may reasonably require and the effective date of the proposed assignment or sublease, the square footage to be subleased, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof).

(f)    For purposes of this Section, and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth which is not acceptable to Landlord in Landlord’s reasonable discretion; (ii) intentionally omitted; (iii) the proposed assignee or sublessee, in Landlord’s reasonable opinion, is not reputable and of good character; (iv) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (v) Tenant is proposing to assign or sublease to an existing tenant of the Building or Project, with whom Landlord or its affiliates is then negotiating (which shall be defined as Landlord sending a proposal to within 30 days); (vi) the proposed assignee or sublessee would cause Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party’s business shall reasonably require more than five (5) parking spaces per 1,000 rentable square feet of floor space, or (vii) the nature of such party’s proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the “Permitted Uses” specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord’s reasonable judgment, otherwise be incompatible with other tenancies in the Building.
(g)    Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the Premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions, free rent, moving allowance or other concessions) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease or assignment) shall be divided evenly between Landlord and Tenant, with Landlord's portion being payable to Landlord as Additional Rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.
(h)    Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.
(i)    In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Section with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.
(j)    In connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord (i) an administrative fee of $500.00 per request (including requests for non-disturbance agreements and Landlord’s or its lender’s waivers) in order to defer Landlord's administrative expenses arising from such request, plus (ii) Landlord’s reasonable attorneys’ fees.
(k)    Tenant may, with notice but without the consent of Landlord, assign this Lease to an affiliate (e.g., any corporation or other entity fifty percent (50%) or more of whose capital stock or ownership interest is owned by Tenant and/or the same individuals or entities owning fifty percent (50%) or more of Tenant’s capital stock or ownership interest), Tenant’s parent or subsidiary or other entity, or to an entity to which Tenant sells or assigns all or substantially all of its assets or stock or with which it may be consolidated or merged ("Affiliate"), provided such purchasing, consolidated, merged, affiliated or subsidiary entity shall be capitalized in such a manner so that it can meet the obligations which is has assumed and, in writing, assumes and agrees to perform all of the obligations of Tenant under this Lease and delivers such assumption with a copy of such assignment to Landlord within ten (10) business days after the transaction closes, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

(l)    Anything in this Section to the contrary notwithstanding, no assignment or sublease shall be permitted under this Lease if there is an Event of Default by Tenant at the time of such assignment or has previously committed an Event of Default (irrespective of the fact that Tenant cured such Event of Default) more than twice in connection with any of its monetary obligations under this Lease and such monetary defaults aggregate in excess of $20,000.
11.    LANDLORD'S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord's rights under this Lease. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant's use of the Premises. Provided, however, that such efforts shall not require Landlord to use overtime labor unless Tenant shall pay for the increased costs to be incurred by Landlord for such overtime labor. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective purchaser and/or Mortgagee (as hereinafter defined). During the last year of the Term, Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective tenants.
12.    REPAIRS AND MAINTENANCE.
(a)    Except as specifically otherwise provided in subparagraphs (b) and (c) of this Section, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant's desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord's standard rate (such rate to be competitive with the market rate for such services). When used in this Section, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.
(b)    Landlord, throughout the Term of this Lease and at Landlord's sole cost and expenses, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises.
(c)    Landlord shall maintain all base Building HVAC systems, plumbing and electric systems serving the Building and the Premises. Tenant shall be solely responsible for all supplemental HVAC serving the Premises exclusively. Tenant's Share of Landlord's cost for base Building HVAC, electric and plumbing service, maintenance and repairs, as limited under Section 5 with respect to capital expenditures, shall be included as a portion of Recognized Expenses as provided in Section 5 hereof.
(d)    Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Building outside of the Premises and the common areas, including the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements for the Building; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or Landlord has actual knowledge of the need to make such repair. Tenant shall pay its Tenant’s Share of the cost of all repairs, as limited under Section 5 with respect to capital repairs, to be performed by Landlord pursuant to this Paragraph 14(d) as Additional Rent as provided in Section 5 hereof.
(e)    Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay Tenant’s Share of the cost of all work to be performed by Landlord pursuant to this Paragraph (e) as Additional Rent as provided in Section 5 hereof. Landlord’s obligation to provide snow removal services shall be limited to the parking areas and the sidewalk entrances to the Building.

(f)    Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Project and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant, except to the extent of insurance proceeds received by Landlord.
(g)    Landlord shall provide Tenant with janitorial services for the Premises Monday through Friday of each week in accordance with the guidelines set forth in Exhibit "D" attached hereto and the Tenant shall pay its Tenant’s Share of the cost thereof as Additional Rent as provided in Section 5 hereof (“Janitorial Expenses”).
13.    INSURANCE; SUBROGATION RIGHTS.
(a)    Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage with total limits including the Umbrella limits of $3,000,000 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured.
(b)    Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant's trade fixtures, equipment and personal property on the Premises, a policy of "special form" property insurance covering the full replacement value of such property.
(c)    All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Landlord's Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any Mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best's Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Twenty Five Thousand ($25,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate or is less than commonly maintained by tenants of similar buildings in the area making similar uses.
(d)    Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including "special form" property insurance on the Building and on the Project, (ii) builder's risk insurance for the Landlord Work to be constructed by Landlord in the Building, and (iii) commercial general liability insurance (including bodily injury and property damage) covering Landlord's operations at the Project in amounts reasonably required by the Landlord's lender or Landlord.
(e)    Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Project, Building or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured. Each party hereto agrees that it shall cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

14.    INDEMNIFICATION.
(a)    Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s property manager, if any, and Brandywine Realty Trust and each of Landlord’s directors, officers, members, partners, trustees, employees and agents (collectively, “Landlord Indemnitees”) from and against any and all claims, actions, damages, liabilities and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) arising from: (i) Tenant’s breach of this Lease; (ii) any negligence or willful act of Tenant or any Tenant Indemnitees (as hereinafter defined) or Tenant invitees or contractors; and (iii) any acts or omissions occurring at, or the condition, use or operation of, the Premises, except to the extent arising from Landlord’s negligence or willful misconduct and provided that Tenant's indemnity obligations shall not extend to loss of business, loss of profits or other consequential damages which may be suffered by Landlord (except as provided in Section 20 hereof). If Tenant fails to promptly defend a Landlord Indemnitee following written demand by the Landlord Indemnitee, the Landlord Indemnitee shall defend the same at Tenant’s expense, by retaining or employing counsel reasonably satisfactory to such Landlord Indemnitee.
(b)     Landlord shall defend, indemnify and hold harmless Tenant and each of Tenant’s directors, officers, members, partners, trustees, employees and agents (collectively, “Tenant Indemnitees”) from and against any and all claims, actions, damages, liabilities and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) arising from: (i) Landlord’s breach of this Lease; and (ii) any negligence or willful misconduct of Landlord or any Landlord Indemnitees; provided, however, that Landlord’s indemnity obligations shall not extend to loss of business, loss of profits or other consequential damages which may be suffered by Tenant. If Landlord fails to promptly defend a Tenant Indemnitee following written demand by the Tenant Indemnitee, the Tenant Indemnitee shall defend the same at Landlord’s expense, by retaining or employing counsel reasonably satisfactory to such Tenant Indemnitee.
15.    FIRE DAMAGE.
(a)    Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, intervening acts of God or other causes beyond Landlord's reasonable control.
(b)    Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord's reasonable judgment (to be communicated to Tenant within sixty (60) days from the date of the casualty), the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) if more than thirty percent (30%) of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant's receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission.
(c)    If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord's fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord's election as aforesaid.
(d)    In the event Landlord has not completed restoration of the Premises within two hundred ten (210) days from the date of casualty (subject to delay due to weather conditions, shortages of labor or materials or other reasons beyond Landlord's control, Tenant may terminate this Lease by written notice to Landlord within thirty (30) business days following the expiration of such 210 day period (as extended for reasons beyond Landlord's control as provided above) unless, within thirty (30) business days following receipt of such notice, Landlord has substantially completed such restoration and delivered the Premises to Tenant for occupancy. Notwithstanding the foregoing, in the event Tenant is responsible for the aforesaid casualty, Tenant shall not have the right to terminate this Lease if Landlord is willing to rebuild and restore the Premises.

(e)    In the event of damage or destruction to the Premises or any part thereof, Tenant's obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated.
16.    SUBORDINATION; RIGHTS OF MORTGAGEE.
(a)    This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall be desired by any Mortgagee (as hereinafter defined) or proposed mortgagee or by any other person. Notwithstanding the foregoing, any Mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such Mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage. Upon written request of Tenant, Landlord shall use its reasonable efforts to deliver a subordination, attornment and nondisturbance agreement ("Nondisturbance Agreement") from Landlord’s Mortgagee, on each such Mortgagee’s standard form, which shall provide, inter alia, that the leasehold estate granted to Tenant under this Lease will not be terminated or disturbed by reason of the foreclosure of the mortgage held by Landlord’s Mortgagee, so long as Tenant shall not be in default under this Lease and shall pay all sums due under this Lease without offsets or defenses thereto except as may otherwise be provided under this Lease and shall fully perform and comply with all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and/or complied with, and in the event a Mortgagee or its respective successor or assigns shall enter into and lawfully become possessed of the Premises covered by this Lease and shall succeed to the rights of Landlord hereunder, Tenant will attorn to the successor as its landlord under this Lease and, upon the request of such successor landlord, Tenant will execute and deliver an attornment agreement in favor of the successor landlord.
(b)    In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage now or hereafter placed upon the Premises, Building and/or Project, notice by overnight mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Mortgagee. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have forty-five (45) additional days (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee's receipt of such notice from Tenant), within which to cure such default, provided that if such default be such that the same could not be cured within such period and Mortgagee is diligently pursuing the remedies necessary to effectuate the cure (including but not limited to foreclosure proceedings if necessary to effectuate the cure); then Tenant shall not exercise any right or remedy as there may be arising because of Landlord's default, including but not limited to, termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee either has cured the default within such time periods, or as the case may be, has initiated the cure of same within such period and is diligently pursuing the cure of same as aforesaid.
17.    CONDEMNATION.
(a)    If more than twenty percent (20%) of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party's option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.
(b)    If less than twenty percent (20%) of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant's uses, but shall not be required to expend more than the net award Landlord reasonably expects to be available for restoration of the Premises. If Landlord determines that the damages available for restoration of the Building and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Premises, Building and/or Project, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date.
(c)    If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.
(d)    If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto other than Tenant's damages associated with moving, storage and relocation; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.
18.    ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) days after the other party's written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying all information reasonably requested, including but not limited to, the following: that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), the Commencement Date, the expiration date of this Lease, the square footage of the Premises, the rental rates applicable to the Premises, the dates to which Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the Project or any Mortgagee thereof or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.
19.    DEFAULT.
(a)    If:
(i)Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a three (3) business day grace period from its receipt of such Landlord’s notice (facsimile receipt being deemed to be notice hereunder) within which to pay such Rent without creating a default hereunder. The late fee set forth in Section 4 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period. No additional notice shall be required thereafter and Landlord shall be entitled to immediately exercise its remedies hereunder if payment is not received during the grace period;
(ii)intentionally omitted;
(iii)Tenant fails to bond over a construction or mechanics lien within the time period set forth in Section 9,
(iv)Tenant fails to observe or perform any of Tenant's other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default,
(v)Tenant makes any assignment for the benefit of creditors,
(vi)a petition is filed or any proceeding is commenced against Tenant or by Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within thirty (30) days,
(vii)a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease,
(viii)any attachment or execution against a substantial part of Tenant's assets or of Tenant's interests in this Lease remains unstayed or undismissed for a period of more than ten (10) days,

(ix)a substantial part of Tenant's assets or of Tenant's interest in this Lease is taken by legal process in any action against Tenant, or
(x)Tenant fails to deliver any of the estoppel, Nondisturbance Agreement or financial information in the time period required by this Lease;
then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder.
(b)    If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects.
(c)    Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord's option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.
(d)    Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant's further right to possession of the Premises and (ii) to terminate this Lease under subparagraph (e) below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord's termination of possession or termination of this Lease shall be applied by Landlord against Tenant's obligations owing to Landlord, as determined by the applicable provisions of subparagraphs (e) and (f) below.
(e)    Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate this Lease in accordance with the conditions in this section 19 as of a date specified in the notice of termination and in such case, Tenant's rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Event of Default and the ensuing termination.
(f)    Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord's consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.
(g)    Tenant's Continuing Obligations/Landlord's Reletting Rights. Unless and until Landlord shall have terminated this Lease under subparagraph (e) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term to the early termination date; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses, damages and expenses, including reasonable attorneys’ fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.
(i)If Landlord either terminates Tenant's right to possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, then, subject to the provisions below, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. Landlord agrees, however, to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part. If Landlord relets the Premises after such a default, the costs recovered from Tenant shall be reallocated to take into consideration any additional rent which Landlord receives from the new tenant which is in excess to that which was owed by Tenant.
(ii)Notwithstanding anything in this Lease to the contrary, in the Event of Default under this Lease (including the filing of bankruptcy by or against Tenant), all personal property of Tenant at the Building, shall become Landlord’s property, shall constitute security of Tenant’s obligations under this Lease and shall not be removed by Tenant from the Building.
(h)    Landlord's Damages.
(i)The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:
(A)all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and
(B)(i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (iii) the costs of reletting commissions; and
(C)all Fixed Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value.
Less deducting from the total determined under subparagraphs (A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.
(ii)The damage sums payable by Tenant under the preceding provisions of this paragraph (h) shall be payable on demand from time to time as the amounts are determined; and if from Landlord's subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.
(i)    Landlord may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of consequential damages and all moneys due or to become due from Tenant under any of the provisions of this Lease.
(j)    Landlord’s Right to Cure. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without being required to give Tenant any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at 10% per annum Rate from the dates of Landlord's incurring of costs or expenses.
(k)    Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) business days’ notice shall be sufficient in any case where a longer period may be statutorily specified.
(l)    Additional Remedies. In addition to, and not in lieu of any of the foregoing rights granted to Landlord:
(i)INTENTIONALLY OMITTED.
(ii)WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS

SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.
In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.
________ (INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.
(m)    Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of twelve percent (12%) per annum, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply ("Default Rate").
(n)    Landlord's Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.
(o)    Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.
(p)    No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord's receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant's previous default.
(q)    Landlord’s Lien. In addition to any applicable common law or statutory lien, none of which are to be deemed waived by Landlord, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid lien and security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Landlord covenants and agrees to subordinate the lien granted hereunder to any commercial lender or furniture, fixture or equipment supplier from whom Tenant either leases or finances ("FFE Supplier") to which Tenant grants a security interest. Upon the occurrence of an Event of Default by Tenant, but subject to Tenant’s lender rights, if any, after the expiration of all stated notice and cure periods, Landlord may, in addition to any other remedies provided herein, peaceably enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section 23 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Section. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the Commonwealth of Pennsylvania. Notwithstanding the foregoing, the parties acknowledge and agree that Tenant’s lender or FFE Supplier may have superior rights to the property noted herein. Tenant shall use its best efforts to obtain, within forty-five (45) days of the date hereof, a waiver of all such rights from its lender in this regard, and, failing to obtain such waiver, that Tenant shall use its best efforts to obtain from such lender, the right to grant a subordinated lien to Landlord in such goods, second only to the lien of such lender.
20.    SURRENDER. Tenant shall, at the end of the Term or sooner termination of Tenant’s right to possession of the Premises, promptly vacate and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, including without limitation Section 9. Tenant shall have no right to hold over beyond the expiration of the Term and if Tenant does not vacate as required, Tenant’s occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance. During any period of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically extend, at Landlord’s option, for an additional month to month at one hundred-fifty percent (150%) of the sum of the Rent as those sums are at that time calculated under the provisions of the Lease for the first month of such period and thereafter at two hundred percent (200%) of the sum of Rent as those sums are at that time calculated under the provision of the Lease. The acceptance of Rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorneys’ fees, incurred by Landlord as a result of such holdover. The provisions of this Section shall not constitute a waiver by Landlord of any right of re-entry as set forth in this Lease; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of Landlord’s right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed. In addition to the foregoing, if Tenant fails to surrender the Premises upon the expiration or sooner termination of this Lease, Tenant shall indemnify, defend and hold harmless Landlord from all costs, loss, expense or liability incurred as a result of such holdover, including without limitation, claims made by any succeeding tenant and real estate brokers’ claims and attorneys’ fees. At the end of the Term or sooner termination of Tenant’s right to possession of the Premises, Tenant shall, at Landlord’s option, remove all furniture, movable trade fixtures and equipment (including telephone, security and communication equipment system wiring and cabling) in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. Tenant’s obligation to pay Rent and to perform all other Lease obligations for the period up to and including the expiration or earlier termination of this Lease, and the provisions of this Section, shall survive the expiration or earlier termination of this Lease.
21.    RULES AND REGULATIONS. Tenant agrees that at all times during the Term of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit "C" attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant's rights under this Lease. Tenant's right to dispute the reasonableness of any changes in or additions to the Rules and Regulations shall be deemed waived unless asserted to Landlord within ten (10) business days after Landlord shall have given Tenant written notice of any such adoption or change. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall enforce the Rules or Regulations equally in a non-discriminatory manner.
22.    GOVERNMENTAL REGULATIONS.
(a)    Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant's business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Building and/or Project.
(b)    Without limiting the generality of the foregoing, Tenant shall (i) obtain, at Tenant's expense, before engaging in Tenant's business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant's property therein or against Tenant's leasehold estate.
(c)    Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of l990, 42 U.S.C. '12181 et seq. and its regulations, (collectively, "ADA") (i) as to the design and construction of exterior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord of the Landlord's Work. Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord's Work.
23.    NOTICES. Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g., Federal Express) with evidence of receipt required for delivery; (iii) forwarded by registered or certified mail, return receipt requested, postage prepaid; or (iv) emailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the addresses set forth in Section 1(r) above, except that prior to the Commencement Date, notices to Tenant may be sent to the attention of any employee or attorney of Tenant with whom Landlord negotiated this Lease. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Each party shall have the right to change its address for notices (provided such new address is in the continental United States) by a writing sent to the other party in accordance with this Section, and each party shall, if requested, within ten (10) days confirm to the other its notice address. Notices from Landlord may be given by either an agent or attorney acting on behalf of Landlord. Notwithstanding the foregoing, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, invoices, notice of maintenance activities or Landlord access, a change in billing or notice address, estimated Operating Expenses, reconciliation of Operating Expenses, rules and regulations, etc.) may be given by written notice left at the Premises or delivered by regular mail, facsimile, or electronic means (such as email) to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified herein.
24.    BROKERS. Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker identified in Section 1; and that otherwise no broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty under this Section.
25.    LANDLORD'S LIABILITY. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any default by Landlord or obligations which are then due and owing or which accrued prior to termination of ownership of the Building and were not assumed by the successor landlord, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any Section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.
26.    Intentionally deleted.
27.    MISCELLANEOUS PROVISIONS.
(a)    Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord's written consent for the transfer to such successor and/or assignee has first been obtained or is not required as provided in Section 10 hereof.
(b)    Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law.
(c)    Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control except for the Rules and Regulations), supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant’s case, with the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the Term. No negotiations, correspondence by Landlord or offers to extend the Term shall be deemed an extension of the termination date for any period whatsoever.
(d)    Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF THE PARTIES.

(e)    Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.
(f)    Intentionally Omitted.
(g)    Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Notwithstanding the foregoing, interruptions to utilities shall be governed by Paragraph 6(b) above.
(h)    Tenant Financial Information. As requested by Landlord (but not more than once during any twelve month period unless a default has occurred under this Lease or Landlord has a reasonable basis to suspect that Tenant has suffered a material adverse change in its financial position or in the event of a sale, financing, or refinancing by Landlord of all or any portion of the Project) Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective mortgagee or purchaser reasonably requested financial information: (i) a current, accurate, complete and detailed balance sheet of Tenant (dated no more than thirty (30) days prior to such delivery), a profit and loss statement, a cash flow summary and all relevant accounting footnotes, all prepared in accordance with generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of Tenant to be a fair and true presentation of Tenant's current financial position; (ii) a current, accurate, complete and detailed financial statements of Tenant audited by an independent certified public accountant for the last applicable calendar year; and (iii) current bank references for Tenant. Tenant agrees that its failure to strictly comply with this Section shall constitute a material default by Tenant under this Lease. Landlord shall keep all information provided hereunder strictly confidential.
(i)    Representations. Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant. Landlord represents and warrants to Tenant that: (a) Landlord is the owner of the Building and the Project; (b) Landlord has the authority to enter into this Lease; and (c) the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord.
(j)    Press Releases; Confidentiality. Landlord shall have the right, without further notice to Tenant, to include general information relating to the Lease, including Tenant’s name, the Building and the square footage of the Premises in press releases relating to Landlord’s and its affiliates’ leasing activity. Information relating to rates set forth in the Lease will not be released without Tenant’s prior written consent. Tenant shall not issue, nor permit any broker, representative, or agent representing Tenant in connection with the Lease to issue, any press release or other public disclosure regarding the Lease or any of the terms contained in the Lease (or any amendments or modifications thereto), without the prior written approval of Landlord. The parties acknowledge that the transaction described in the Lease (and any amendments and modifications thereto) and the terms thereof are of a confidential nature and shall not be disclosed except to such party’s employees, attorneys, accountants, consultants, advisors, affiliates, and actual and prospective purchasers, lenders, investors, subtenants and assignees (collectively, “Permitted Parties”), and except as, in the good faith judgment of Landlord or Tenant, may be required to enable Landlord or Tenant to comply with its obligations under law or under rules and regulations of the Securities and Exchange Commission. Neither party may make any public disclosure of the specific terms of the Lease, except as required by law or as otherwise provided in this paragraph. In connection with the negotiation of the Lease and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have had access to confidential information relating to the other party. Each party shall treat such information and shall cause its Permitted Parties to treat such confidential information as confidential, and shall preserve the confidentiality thereof, and not duplicated or use such information, except to Permitted Parties.
(k)    Consent to Jurisdiction. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Montgomery County and to the federal courts located in the Eastern District of Pennsylvania.
(l)    Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.
(m)    Gender. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.
(n)    Counterparts; Electronic Transmittal. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. Upon Tenant’s receipt of two (2) executed original counterparts of this Lease from Landlord, Tenant shall provide Landlord with one (1), fully executed original of this Lease. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Lease and signature pages by electronic transmission shall constitute effective execution and delivery of this Lease for all purposes, and signatures of the parties hereto transmitted electronically shall be deemed to be their original signature for all purposes.
(o)    No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord’s Mortgagee.
(p)    Recordation of Lease. A party shall not record this Lease without the written consent of the other party.
(q)    Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.
(r)    No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.
(s)    No Presumption Against Drafter. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.
(t)    Landlord’s Consent. Under no circumstances shall Landlord be liable to Tenant for any failure or refusal to grant its consent when consent is required hereunder. Tenant shall not claim any money damages by way of setoff, counterclaim or defense, based on any claim that Landlord unreasonably withheld its consent, in which case Tenant’s sole and exclusive remedy shall be an action for specific performance, injunction or declaratory judgment.
(u)    Change of Building/Project Name. Landlord reserves the right at any time and from time to time to change the name by which the Building and/or Project is designated.
(v)    Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in Newtown Square, Pennsylvania) on the last day of the Notice or other period.

(w)    No Offer. The submission of the Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.
(x)    WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.
(y)    Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.
28.    OFAC/PATRIOT ACT COMPLIANCE. Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto shall defend, indemnify and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys' fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations shall survive the expiration or earlier termination of this Lease.
29.    EARLY TERMINATION OPTION.
(a)    Tenant shall have a one-time right to terminate the Lease (“Early Termination Option”), effective as of the last day of the ninety-eighth (98th) calendar month of the initial Term (“Early Termination Date”), provided Tenant (i) is not then in an Event of Default nor has ever been in an Event of Default of any monetary obligations under the Lease , (ii) gives Landlord not less than fifteen (15) months prior written notice, and (iii) pays to Landlord, at the time of said notice, the Early Termination Payment (as hereinafter defined). Failure to provide written notice and payment within the prescribed time frame will be considered by Landlord, without the necessity of additional notice, as a waiver of this right to terminate. Tenant acknowledges and agrees that the Early Termination Payment is not a penalty and is fair and reasonable compensation to Landlord for the loss of expected rentals from Tenant over the remainder of the scheduled Term. If Tenant timely and properly exercises this Early Termination Option in accordance with this provision, the Lease and the Term shall come to an end on the Early Termination Date with the same force and effect as if the Term were fixed to expire on such date, and the terms and provisions of Section 20 shall apply.
(b)    The “Early Termination Payment” shall be equal to the unamortized costs on a straight-line basis over the Term with interest at eight and four tenths percent (8.4%)) of: (A) brokerage commissions and attorneys’ fees paid by Landlord in connection with the Lease; (B) total cost incurred by Landlord for improvements to the Premises in connection with the Lease; and (C) any Fixed Rent abated with respect to the Premises for any Abatement Period. The amount of the Early Termination Payment shall be confirmed in writing by Landlord following the Commencement Date, within thirty (30) days after written request from Tenant to Landlord. The estimated amount of the Early Termination Payment is $1,084,633.21. If Tenant exercises the Expansion Option pursuant to Section 31 of this Lease and/or Right of First Offer pursuant to Section 32 of the Lease, then the Early Termination Payment shall include the unamortized costs on a straight-line basis over the Term with interest at eight and four tenths percent (8.4%)) of: (A)

brokerage commissions and attorneys’ fees paid by Landlord in connection with the Expansion Space and/or First Offer Space; (B) total cost incurred by Landlord for improvements to the Expansion Space and/or First Offer Space; and (C) any Fixed Rent abated with respect to the Expansion Space and/or First Offer Space for any free Fixed Rent period.
(c)    The Early Termination Option is personal to the original-named Tenant and any Affiliate of the original-named Tenant and may only be exercised by the original-named Tenant or such Affiliate, as the case may be.
30.    RENEWAL OPTION.
(a)    Provided Tenant is the original-named tenant hereunder, Tenant is neither in an Event of Default at the time of exercise nor has Tenant ever committed an Event of Default (irrespective of the fact that Tenant cured such default) of any monetary obligations under the Lease, which amount exceeded at any one time more than three months of Fixed Rent at the initial rental rate, Tenant or an Affiliate is fully occupying the Premises and the Lease is in full force and effect, Tenant or an Affiliate shall have the right to renew the Lease for one (1) consecutive term of five (5) years beyond the end of the initial Term (“Renewal Term”). Tenant shall furnish written notice of intent to renew at least twelve (12) months prior to the expiration of the initial Term, failing which such renewal right shall be deemed waived; time being of the essence. The terms and conditions of the Lease during the Renewal Term shall remain unchanged except that: (i) the annual Fixed Rent for the Renewal Term shall be equal to the Fair Market Rent (as defined below) and Landlord shall have no obligation to perform any improvements to the Premises. All factors regarding Additional Rent shall remain unchanged and no Tenant allowance shall be provided in the absence of further written agreement by the parties. Notwithstanding anything to the contrary herein, Tenant shall have no right to renew the Lease other than or beyond the one (1), five (5) year Renewal Term described in this Section.
(b)    For purposes of the Lease, “Fair Market Rent” shall mean the fixed rent, for comparable space, as established by Landlord or as mutually agreed by Landlord and Tenant after Landlord’s receipt of Tenant’s notice of intent to renew. Landlord shall notify Tenant of the applicable Fair Market Rent as determined by Landlord within fifteen (15) days after receipt of Tenant’s notice of intent to renew. In determining the Fair Market Rent, Landlord shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for Recognized Expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect the level of improvement to be made by Landlord to the space and the Recognized Expenses under the Lease. If Landlord and Tenant cannot agree on the Fair Market Rent within fifteen days of Tenant’s receipt of Landlord’s determination, the Fair Market Rent shall be established by the following procedure: (i) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years’ experience in real estate leasing in the market in which the Premises is located; (ii) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor; (iii) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other’s determination and shall deliver it to the other party; and (iv) on the tenth (10th) day following delivery of the critiques to each other, Landlord’s and Tenant’s determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord’s or Tenant’s determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord’s or Tenant’s. The fees of the appraiser shall be paid by the non-prevailing party.
(c)    Notwithstanding anything herein to the contrary, Tenant acknowledges and agrees that it shall be bound to the Renewal Term, subject only to the determination of Fair Market Rent, upon delivery to Landlord of the aforementioned notice of intent to renew, and Tenant further agrees to execute ten (10) months prior to the expiration of the then expiring Term hereof, an appropriate amendment to the Lease, in form and content satisfactory to both Landlord and Tenant, in their respective reasonable judgments, memorializing the extension of the Term hereof for the Renewal Term.
31.    EXPANSION OPTION.
(a)    Provided Tenant is neither in an Event of Default at the time of exercise nor has Tenant ever incurred an Event of Default (irrespective of the fact that Tenant cured such Event of Default) of any monetary obligations under the Lease, Landlord shall notify Tenant with regard to that certain 3,162 rentable square foot space in the Building commonly known as Suite 120 (“Expansion Space”) as shown on Exhibit “G”, attached hereto and incorporated herein, if and when a potential tenant becomes interested in the Expansion Space. Landlord shall have an affirmative obligation to first offer to Tenant the lease of the Expansion Space on the terms set forth below.
(b)    In the event that Landlord is required to offer such Expansion Space to Tenant pursuant to this Section, Landlord shall provide notice to Tenant on the Expansion Terms (as hereinafter defined). In any event, the Expansion Space shall be leased by Tenant pursuant to this Section for a term which would be coterminous with the Term of the initial Premises. Tenant shall have ten (10) business days following Landlord’s delivery of such notice within which to accept such terms in writing to Landlord, time being of the essence.
(c)    For purposes hereof, the “Expansion Terms” shall be defined as: if the Expansion Space is leased to Tenant pursuant to this Section the Expansion Terms shall be as follows: (A) the Fixed Rent for the Expansion Space shall be the same Fixed Rent as then is applicable for the initial Premises on a per square foot basis and shall escalate at the same rate and timing as set forth in Section 1 hereof; (B) Tenant shall be entitled to a free Fixed Rent period calculated as follows: a fraction which shall be the total number of months of the Abatement Period divided by the total Term of the initial Premises (excluding any extension or renewal term) the product of which shall be multiplied by the total number of months of the Term of the Lease of the Expansion Space and (C) Landlord shall provide to Tenant an improvement allowance for the Expansion Space equal to the amount on a per rentable square foot as the initial Premises (excluding, however, those costs for the initial Premises related to the above ceiling improvements) (“Improvement Allowance”), which share of the Improvement Allowance shall be calculated as follows: a fraction, which shall be the remaining Term for the initial Premises divided by 138, the product of which shall be multiplied by the Improvement Allowance and which will be referred to as the "Expansion Space Improvement Allowance." The improvement allowance shall be used by Tenant to complete physical improvements to the Expansion Space as mutually agreed to by Landlord and Tenant and which allowance shall be fully utilized or forfeited by Tenant on the date that is twelve (12) months following the delivery of possession of the Expansion Space to Tenant.
(d)    Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of an amendment to the Lease, to memorialize their agreement. In the absence of any further agreement by the parties, such additional space shall be delivered with the improvements that are mutually agreed to by Landlord and Tenant performed by Landlord and Rent shall commence upon such delivery of the additional space to Tenant. If Tenant shall not accept Landlord’s terms within such ten (10) business day period, or if the parties shall not have executed and delivered a mutually satisfactory lease amendment within thirty (30) days next following Landlord’s original notice under this Section, then Tenant’s rights to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine. Tenant’s rights hereunder shall not include the right to lease less than all of the space identified in Landlord’s notice.
(e)    Nothing contained in this Section is intended nor may anything herein be relied upon by Tenant as a representation by Landlord as to the availability of the Expansion Space within the Building at any time. Tenant’s rights hereunder shall continue throughout the Term hereof (or any extension of the Term) until the final three (3) years of the Term, provided that Tenant first-above named (or its successors by merger or consolidation) shall remain in occupancy of not less than one hundred percent (100%) of the Premises originally demised hereunder. In the event that Tenant should not exercise its option under this Section 31 and Landlord leases it to another tenant, then Tenant shall have a right of first offer if and when the Expansion Space becomes available during the Term (or any extension of the Term) on the terms set forth above.
(f)    Notwithstanding anything to the contrary, the terms and conditions of this Section and, after the initial leasing of the Expansion Space to any tenant(s), Tenant's expansion right shall not apply to (i) any space that is subject to any renewal, expansion, or other option heretofore or hereafter given or granted to any existing occupant of the Building, (ii) any space where Landlord has permitted any then-existing tenant to renew or extend its lease (either by the execution of a new lease or by an amendment to its existing lease) with respect to such space, whether or not such lease contains an option to do so or (iii) any space recaptured by Landlord from a tenant as a result of Landlord exercising its right to do so upon receiving a request to sublease from such tenant.
(g)    Landlord shall not be liable for any failure of a prior tenant to vacate such space upon the expiration of its lease term, and in the event of any such holding over, the obligations of Landlord and Tenant under this Section shall be suspended during the period of holding over and until Landlord can deliver possession of such space to Tenant.

Landlord shall use reasonable efforts to recover possession as soon as possible and upon such recovery, Landlord shall deliver possession thereof to Tenant.
32.    RIGHT OF FIRST OFFER.
(a)    Provided Tenant is neither in an Event of Default at the time of exercise nor has Tenant ever incurred an Event of Default (irrespective of the fact that Tenant cured such Event of Default) of any monetary obligations under the Lease and subject to the existing rights of other tenants within the Building, Landlord shall notify Tenant with regard to rentable square foot space on the first (1st) floor of the Building that is or Landlord expects to become vacant and available for lease (“First Offer Space”), except that the First Offer Space shall exclude the Expansion Space.
(b)    In such notice Landlord shall propose to Tenant the basic economic terms upon which Landlord would be prepared to entertain the negotiation of an amendment to the Lease with which the parties would add the First Offer Space to the description of the “Premises”, which economic terms shall include the estimated date that the First Offer Space shall be available for delivery and the Fixed Rent (which shall be the Fair Market Rent for such space), whereupon Tenant shall have ten (10) business days next following Landlord’s delivery of such notice within which to accept such terms, time being of the essence. Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of an amendment to the Lease, to memorialize their agreement. In the absence of any further agreement by the parties, such additional space shall be delivered in “AS -IS” condition, and Rent for such additional space shall commence on that date which is ninety (90) days after delivery of the First Offer Space to Tenant. If Tenant shall not accept Landlord’s terms within such ten (10) business day period, or if the parties shall not have executed and delivered a mutually satisfactory lease amendment within thirty (30) days next following Landlord’s original notice under this Section, then Tenant’s rights to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine. Tenant’s rights hereunder shall not include the right to lease less than all of the space identified in Landlord’s notice.
(c)    Nothing contained in this Section is intended nor may anything herein be relied upon by Tenant as a representation by Landlord as to the availability of the First Offer Space within the Building at any time. Tenant’s rights hereunder shall continue throughout the Term hereof (or any extension of the Term) until the final three (3) years of the Term, provided that Tenant first-above named (or its successors by merger or consolidation) shall remain in occupancy of not less than one hundred percent (100%) of the Premises originally demised hereunder.
(d)    In the event Landlord and Tenant cannot agree on the amount of the Fair Market Rent for the First Offer Space, Tenant may accept Landlord’s terms subject only to the determination of Fair Market Rent for the First Offer Space which shall be determined as provided in Section 30(b) above. While the Fair Market Rent is being determined, Tenant shall pay Fixed Rent for the First Offer Space as determined by Landlord. Once the Fair Market Rent has been determined, Tenant shall begin paying Fixed Rent in accordance with such determination and if such rent is lower than the amount determined by Landlord, Landlord will credit Tenant’s future payments of Fixed Rent for the First Offer Space by the amount of such over payment.
(e)    Notwithstanding anything to the contrary, the terms and conditions of this Section and Tenant's expansion right shall not apply to (i) any space that is subject to any renewal, expansion, or other option heretofore or hereafter given or granted to any existing occupant of the Building, (ii) any space where Landlord has permitted any then-existing tenant to renew or extend its lease (either by the execution of a new lease or by an amendment to its existing lease) with respect to such space, whether or not such lease contains an option to do so or (iii) any space recaptured by Landlord from a tenant as a result of Landlord exercising its right to do so upon receiving a request to sublease from such tenant.
(f)    Landlord shall not be liable for any failure of a prior tenant to vacate such space upon the expiration of its lease term, and in the event of any such holding over, the obligations of Landlord and Tenant under this Section shall be suspended during the period of holding over and until Landlord can deliver possession of such space to Tenant. Landlord shall use reasonable efforts to recover possession as soon as possible and upon such recovery, Landlord shall deliver possession thereof to Tenant.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD: BRANDYWINE OPERATING PARTNERSHIP, LP By: Brandywine Realty Trust, its general partner By: /s/ DANIEL PALAZZO Name: Daniel Palazzo Title:VP Asset Management	TENANT: INOVIO PHARMACEUTICALS, INC. By: /s/ J. JOSEPH KIM Name: J. Joseph Kim Title: President and CEO

EXHIBITS
EXHIBIT "A" -    SPACE PLAN OF PREMISES
EXHIBIT "B" -    FORM OF COLT
EXHIBIT "C" -    RULES AND REGULATIONS
EXHIBIT "D" -    CLEANING SPECIFICATIONS
EXHIBIT “E” -    LANDLORD WORK
EXHIBIT “F” -     ELECTRIC CHARGING SPECIFICATIONS
EXHIBIT “G”-    EXPANSION SPACE

The submission of this Lease for examination and negotiation does not constitute an offer to lease, or a reservation of, or an option for, the Premises. This Lease shall not become effective unless and until executed and delivered by both Landlord and Tenant. Any modifications made to this Lease after Landlord’s execution shall not be effective unless and until Landlord has initialed such modifications. Landlord’s execution and delivery of this Lease shall constitute an offer to Tenant to lease the Premises on the condition that Tenant executes and delivers to Landlord one (1) fully executed original of this Lease on or before February 28, 2014 unless a later date is accepted by Landlord, which acceptance shall be evidenced by Landlord’s initialing here: _________ (“Tenant’s Execution Deadline”).

If Landlord does not receive one (1) fully executed original of this Lease on or before Tenant’s Execution Deadline, then Landlord’s offer to lease the Premises to Tenant shall be deemed rescinded.

EXHIBIT "A"
SPACE PLAN
(Floor plan has been omitted)

EXHIBIT "B"
FORM OF COLT

EXHIBIT "C"
BUILDING RULES AND REGULATIONS
LAST REVISION: JULY 2, 2013

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Project, the operations thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon Tenant in a like manner as if originally prescribed. As used in these rules and regulations, capitalized terms shall have the respective meanings given to them in the Lease to which these rules and regulations are attached, provided Tenant shall be responsible for compliance herewith by everyone under Tenant's reasonable control, including without limitation its employees, invitees, agents, contractors, licensees, subtenants and assignees, and a violation of these rules and regulations by any of the foregoing is deemed a violation by Tenant.

1. Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby, and any other part of the Building shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the Building's tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2. No awnings or other projections may be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes and window blinds shall be of a quality, type, design, and color, and attached in a manner approved in writing by Landlord.

3. No showcases, display cases, or other articles may be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without the prior written consent of Landlord. All stocking supplies shall be kept in designated storage areas. Tenant shall not use or permit the use of any portion of the Project for outdoor storage. No mats, trash, or other objects may be placed in the public corridors, hallways, stairs, or other common areas of the Building.

4. Restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags, or other substances may be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees, caused such damage. Bathing and changing of clothes is permitted only in designated shower/locker facilities, and is not permitted in restrooms.

5. Tenant shall not, without the prior written consent of Landlord, mark, paint, drill into, bore, cut, string wires, or in any way deface any part of the Premises or the Building except for the reasonable hanging of decorative or instructional materials on the walls of the Premises. Tenant shall remove seasonal decorations that are visible outside of the Premises within 30 days after the end of the applicable season.

6. Tenant shall not construct, install, maintain, use, or operate in any part of the Project any electrical device, wiring, or other apparatus in connection with a loud speaker system or other sound/communication system that may be heard outside the Premises.

7. No bicycles, mopeds, skateboards, scooters, or other vehicles, and no animals or pets of any kind (other than a service animal performing a specified task), including without limitation fish, rodents, and birds, may be brought into, used, or kept in or about the Building. Rollerblading and roller skating is not permitted in the Building or in the common areas of the Project.

8. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the Project may be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods, or property of any kind.

10. Tenant shall not make any unseemly or disturbing noises, or disturb or interfere with the occupants of the Building or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, lewd behavior, or in any other way. All passage through the Building's hallways, elevators, and main lobby shall be conducted in a quiet, businesslike manner. Tenant shall not commit or suffer any waste upon the Premises, the Building, or the Project, or any nuisance, or do any other act or thing that may disturb the quiet enjoyment of any other tenant in the Building or Project.

11. Tenant shall not throw anything out of the doors, windows, or down corridors or stairs of the Building.

12. Tenant shall not place, install, or operate in the Premises or in any part of the Project, any engine, stove, machinery, or electrical equipment not directly related to its business, including without limitation space heaters, coffee cup warmers, and small refrigerators, conduct mechanical operations, cook thereon or therein, or place or use in or about the Premises or the Project any explosives, gasoline, kerosene oil, acids, caustics, canned heat, charcoal, or any other flammable, explosive or hazardous material, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right to install and use a coffee machine, microwave oven, toaster, ice maker, refrigerator, and/or vending machine in compliance with all applicable Laws in a kitchen or break room designated as such by Landlord, provided Tenant shall use only stainless steel braided hoses.

13. No smoking is permitted anywhere in the Premises, the Building or the Project, including but not limited to restrooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, and parking lot area, provided smoking shall be permitted in any Landlord-designated exterior smoking area. All cigarette ashes and butts shall be deposited in the containers provided for such disposal, and shall not be disposed of on sidewalks, parking lot areas, or toilets.

14. Tenant shall not install any additional locks or bolts of any kind upon any door or window of the Building without the prior written consent of Landlord. Tenant shall, upon the termination of its tenancy, return to Landlord all keys for the Premises, either furnished to or otherwise procured by Tenant, and all security access cards to the Building.

15. Tenant shall keep all doors to hallways and corridors closed during business hours except as they may be used for ingress or egress.

16. Tenant shall not use the name of the Building, Project, Landlord, or Landlord's agents or affiliates in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant that, in Landlord's sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Tenant shall be responsible for all security access cards issued to it, and shall secure the return of all security cards from all employees terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18. All deliveries to the Building that involve the use of a hand cart, hand truck, or other heavy equipment or device shall be made via the freight elevator, if such freight elevator exists in the Building. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building. Tenant shall procure and deliver to Landlord a certificate of insurance from its movers, which certificate shall name Landlord as an additional insured.

19. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material that violates any of these rules and regulations.

20. Tenant shall refer all contractors, contractor's representatives, and installation technicians rendering any service on or to the Premises, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other physical portion of the Building. Landlord reserves the right to require that all agents of contractors and vendors sign in and out of the Building.

21. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted, without Landlord's consent, not to be unreasonably withheld, conditioned or delayed. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may reasonably deem necessary, and further to require compliance with such reasonable and uniformly applied rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it reasonably considers necessary to remove the danger, annoyance, or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the suite number of the office to which such wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating such wires.

22. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself or herself to Landlord's management or security personnel.

23. Landlord may require, at its sole option, all persons entering the Building outside of Business Hours to register at the time they enter and at the time they leave the Building.

24. No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

25. Tenant shall not use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during breaks or during lunch periods.

26. No canvassing, soliciting, or peddling is permitted in the Building or its common areas.

27. Tenant shall comply with all Laws regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse, and Landlord's recycling policy for the Building.

28. Landlord does not maintain suite finishes that are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant's expense.

29. Tenant shall clean at least once a year, at its expense, drapes in the Premises that are visible from the exterior of the Building.

30. No pictures, signage, advertising, decals, banners, etc. may be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31. Tenant is prohibited at all times from eating or drinking in hallways, elevators, restrooms, lobbies, or lobby vestibules outside of the Premises. Food storage shall be limited to a Landlord-approved kitchen or break room.

32. Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, invitees, agents, contractors, licensees, subtenants and assignees.

33. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, hallways, elevators, lobby, exterior common areas, or other public portions or facilities of the Building.

34. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements shall be submitted in writing to Landlord.

35. Tenant is prohibited from interfering in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment at the Project.

36. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry regardless of whether such loss occurs when an area is locked against entry or not.

37. Landlord shall not permit entrance to the Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38. Tenant shall observe and comply with the driving and parking signs and markers on the Project grounds and surrounding areas. Tenant shall comply with all reasonable and uniformly applied parking regulations promulgated by Landlord from time to time for the orderly use of vehicle parking areas. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow or with loading and unloading areas of other tenants. Tractor trailers shall be parked in areas designated for tractor trailer parking. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any reasonable and uniformly applied measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under the Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle that violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

39. Tenant shall not enter other separate tenants' hallways, restrooms, or premises except with prior written approval from Landlord's management.

40. Tenant shall not place weights anywhere beyond the load-per-square-foot carrying capacity of the Building.

41. Tenant shall comply with all laws, regulations, or other governmental requirements with respect to energy savings, not permit any waste of any utility services provided Landlord, and cooperate with Landlord fully to ensure the most effective and efficient operation of the Building.

42. The finishes, including floor and wall coverings, and the furnishings and fixtures in any areas of the Premises that are visible from the common areas of the Building are subject to Landlord's approval in its sole discretion. Selections for these areas shall be pre-approved in writing by Landlord.

43. Power strips and extension cords shall not be combined (also known as daisy chaining).

44. Candles and open flames are prohibited in the Building.

****

EXHIBIT “D”
CLEANING SPECIFICATIONS

DAILY
Empty Trash and Recycle
Empty shredded paper bins
Remove Spots/Spills from Carpet
Remove Visible Debris/Litter from Carpet
Spot Clean Desks and Tables
Straighten Chair – Furniture
Turn Off Lights
WEEKLY
Dust Desks and Computer Monitors
Vacuum Carpet
Clean Wastebaskets
Clean Light Fixtures and Vents
Clean Telephones
Clean Walls, Switch Plates and Baseboards
Dust File Cabinets, Partitions and Bookshelves
Clean Chairs
Clean Glass Walls
Clean Doors
Clean Tables
Dust Pictures and Surfaces Over 5’
Dust Window Sills, Ledges and Radiators
Spot Clean Side Light Glass

RESTROOM CLEANING SPECIFICATIONS
DAILY
Sinks
Floors
Counters
Trash Receptacle
Toilet/Urinals
Dispensers
Door
Spot Clean Walls
Spot Clean Partitions

WEEKLY
Dust Lights
Dust Surfaces Over 5’
Ceiling Vents
Clean Walls
Clean Partitions

FLOOR CARE SPECIFICIATIONS

DAILY
Spot Clean Carpet
WEEKLY
Burnish Polished Surfaces

MONTHLY
Machine Scrub Restroom Floors
Scrub and Recoat Copy Room Floors
Scrub and Recoat Kitchenette Floors

ONCE EVERY FOUR MONTHS
Shampoo Conference Room Carpets
YEARLY
Strip and Refinish all vinyl tile

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE.
THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING SPECIFICATIONS IS TO BE BORNE BY THE TENANT.

EXHIBIT “E”
LANDLORD’S WORK
1.Certain Definitions.
(a)“Architect” means the architect or space planner, if any, engaged by Landlord to prepare and/or review the Plans.
(b)“Building Standard” means the quality and quantity of materials, finishes and workmanship specified from time to time by Landlord as being standard for leasehold improvements at the Building or for other areas at the Building, as applicable. Landlord expressly acknowledges that, as part of the Building Standard, Landlord shall provide bolt slot grid, 2’ x 2’ lay-in beveled tegular Ultima ceiling tiles, lay-in basket fixtures, cherry doors and mecho shades.
(c)“Initial Plans” means the plans attached hereto as Exhibit A and the standard pricing notes prepared by Nelson dated January 8, 2014 and revised January 10, 2014.
(d) “Landlord’s Work” means the improvements, alterations and other physical additions to be made or provided to; constructed, delivered or installed at; or otherwise acquired for the Premises in accordance with the Plans. Any provision of this Exhibit to the contrary notwithstanding, the Landlord’s Work shall not include Tenant’s Equipment.
(e)“Plans” means collectively the Initial Plans and the Construction Drawings (as hereinafter defined). Landlord acknowledges that Landlord shall cause Architect to prepare the Plans at Landlord’s expense.
(f)“Punch List Work” means the list of items to be generated by Tenant within three (3) days after Tenant’s pre-occupancy inspection of the Premises that do not materially affect Tenant’s ability to use the Premises for the Permitted Uses.
(g)“Substantial Completion” or “Substantially Completed” means the date on which the Landlord’s Work has been completed except for Punch List Work to the extent that the Premises may be occupied by Tenant for its Permitted Uses and Landlord has obtained a final inspection approval and/or a temporary or permanent certificate of occupancy from the applicable local governing authority. Notwithstanding the foregoing, issuance of such permanent or temporary certificate of occupancy may be conditioned upon Tenant’s installation of its equipment, racking, cabling or furniture or completion of any other work or activity in the Premises for which Tenant is responsible. In such event, if the governmental authority will not issue the temporary or permanent certificate of occupancy, or schedule an inspection of the Landlord’s Work due to Tenant’s failure to complete any work, installation or activity (including the installation of the Tenant’s Equipment), then the Landlord’s Work shall be deemed Substantially Completed without Landlord having obtained the temporary or permanent certificate of occupancy and correspondingly, the Commencement Date shall be established.
(h)“Tenant Delay” means that, in whole or in part, Landlord is delayed in Substantially Completing any Landlord’s Work that Landlord is required to design, construct, install or otherwise provide or in obtaining any permit(s) or certificate(s) that Landlord is required to obtain under the Lease or this Exhibit as a result of any of the following: (a) Tenant’s failure to timely provide the Construction Information as required hereunder; (b) Tenant’s failure to furnish plans and specifications or provide any other reasonably requested information or approvals related to the furtherance of Landlord’s Work within five (5) business days following Landlord’s written request to Tenant for the same; (C) Tenant material changes, including any Change Orders (as hereinafter defined), (notwithstanding Landlord’s approval of such changes) to the Plans; (c) Tenant changes to the Construction Information (as hereinafter defined) given to the Architect in connection with the Architect’s preparation of the Construction Drawings; (d) Tenant requests non-Building Standard improvements, materials, finishes or installations; (e) delays caused by any governmental or quasi-governmental authorities arising from the Landlord’s Work being designed to include items or improvements not typically found in the office space of other comparable buildings in the market in which the Building is located but only if requested by Tenant as a change to Construction Information or Construction Plans; (f) Tenant materially interferes with the work of Landlord or contractor including, without limitation, during any pre-commencement entry period; or (g) Tenant fails to fully and timely comply with the terms of this Exhibit.
(i)“Tenant’s Equipment” means any telephone, telephone switching, telephone and data cabling, furniture, computers, servers, Tenant’s trade fixtures and other personal property to be installed by or on behalf of Tenant in the Premises.

(j) “Tenant’s Representative” means Thomas Kim, whose email address is tkim@inovio.com. All correspondence and information to be delivered to Tenant with respect to this Exhibit shall be delivered to Tenant’s Representative.
(k)“Work” means the labor and materials required for any demolition, construction, acquisition, installation and finishing of the Landlord’s Work.
2.Plans.
(a)Construction Drawings. On or before March 1, 2014, Tenant shall submit sufficient information, including, without limitation, Tenant’s finish selections, mechanical loads, electrical loads and locations, furniture plans and special lighting and use requirements, if any (collectively, the “Construction Information”), to, and as required by Architect to enable the Architect to prepare and deliver to Landlord complete construction and permit drawings for the Landlord’s Work no later than March 14, 2014 (“Construction Drawings”).
(b)Change Orders. Tenant shall have the right to make changes to the Plans provided: (i) such changes are approved in writing by Landlord, which approval shall not be unreasonably withheld (“Change Order”); and (ii) Tenant reimburses Landlord for the net costs to Landlord (including any delays) arising from Tenant’s change(s) to the Plans, including all costs to modify the plans and obtain any modified approvals in connection therewith (collectively, “Additional Costs”). Tenant shall reimburse Landlord for the Additional Costs within ten (10) business days after Tenant’s receipt of an invoice from Landlord for the Additional Costs.
3.Performance of Work.
(a)Allocation. Except to the extent that the Plans or this Exhibit provide that Tenant will perform a portion of the Landlord’s Work, Landlord will cause the Landlord’s Work to be made, constructed or installed in a good and workmanlike manner substantially in accordance with the Plans. Except as set forth in Section 4 hereof, Landlord shall obtain all permits required in connection with the Landlord’s Work, at Landlord’s expense.
(b)Building Standards. Except as expressly set forth in the Plans, Landlord will cause the Landlord’s Work to be constructed or installed to Building Standards; provided, however, Landlord shall have the right to substitute comparable non-Building Standard materials, fixtures, finishes and items for Building Standard materials, fixtures finishes and items to the extent that such Building Standard materials, fixtures, finishes and items are not readily available.
4.Fire-Life Safety; Cabling. Any Landlord’s Work relating to the Building fire and life safety systems shall be performed by Landlord’s fire and life safety subcontractor, at Landlord's expense. Tenant shall be solely responsible for the ordering, delivery and installation of Tenant’s Equipment in compliance with all Laws. Tenant shall coordinate the installation of Tenant’s Equipment (including cabling) at the Premises with contractor’s performance of the Landlord’s Work. Subject to Landlord's reasonable approval, Tenant may use the vendor of its choice for such installation. Tenant shall contact the municipality in which the Building is located for specific installation requirements and shall comply with all local rules and regulations and shall obtain and pay for any and all required permits in connection therewith. Tenant's requirements for installing voice and data cabling in commercial offices in Plymouth Township are outlined in detail by the Code Enforcement Office for Plymouth Township. This information is available on-line at www.plymouthtownship.org or by calling the Plymouth Township Code Enforcement Office at 610-277-4104. Tenant shall provide Landlord with its signed and sealed Tele/Data drawings and a copy of its contract with the Tele/Data vendor retained by Tenant no later than two (2) weeks after signing the Lease. Tenant's failure to timely provide the foregoing information to Landlord shall be considered a Tenant Delay hereunder.
5.Cooperation. Tenant and Tenant’s Representative shall cooperate with Landlord, Architect and the contractor to promote the efficient and expeditious completion of the Landlord’s Work.
6.Punch List. Landlord will diligently pursue completion of any Punch List Work and Landlord will make reasonable efforts to complete all such Punch List Work within thirty (30) days after the Commencement Date. Upon completion of the Punch List Work, it shall be presumed that all of the Landlord’s Work shall be free from defects in materials or workmanship. Landlord shall obtain from its general contractor(s) a commercially customary one (1)-year warranty for the Landlord’s Work and Landlord shall make claim under such warranties on behalf of Tenant, to the extent necessary.

7.Tenant Delay. If the Landlord’s Work are delayed in being Substantially Completed as a result of Tenant Delay then the Commencement Date of the Lease (and the corresponding payment of Rent) shall be accelerated by the number of days of such Tenant Delay. Landlord shall have no obligation to expend any funds, employ any additional labor, contract for overtime work or otherwise take any action to compensate for any Tenant Delay.
8.Early Access. Tenant shall have reasonable access to the Premises prior to the Commencement Date during construction of the Landlord’s Work at such time(s) as are reasonably practical as determined by the general contractor in light of the construction schedule for the completion of the Landlord’s Work (“Early Access”) to coordinate installation of Tenant’s wiring and equipment, provided such access does not materially interfere with or materially delay the Landlord’s Work. All insurance, waiver and indemnity provisions of the Lease shall be in full force and effect during Early Access. Tenant shall ensure that its phone/data, security and other vendors comply with all applicable Laws and pull their permits and perform their work in conjunction with the Landlord’s Work so as not to materially delay the Landlord’s Work and any and all inspections therefor. Any material delay resulting from Early Access, including without limitation due to a Tenant vendor’s work materially delaying Landlord’s ability to obtain its permits, shall be deemed a Tenant Delay.

EXHIBIT “F”
ELECTRIC CHARGING SPECIFICATIONS

•	Manufactured by Clipper Creek

•	Model #HCS-40

•	7.4 kW

•	NEMA 4 enclosure for installation in every environment

•	Landlord shall install a 40-amp electrical line for the charging station

EXHIBIT “G”
EXPANSION SPACE